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                                                                Exhibit 10.5

                             STOCK OPTION AGREEMENT
                                 PURSUANT TO THE
                          WERNER HOLDING CO. (PA), INC.
                              STOCK INCENTIVE PLAN



         THIS STOCK OPTION AGREEMENT (this "Agreement") is made as of November __, 1997 (the "Effective Date"), between Werner Holding Co. (PA), Inc., a Pennsylvania corporation (the "Company"), and ____________ (the "Optionee").


                                 R E C I T A L S
                                 - - - - - - - -

         A. The Company has adopted the Werner Holding Co. (PA) Inc. Stock Incentive Plan (the "Plan"), a copy of which is attached hereto as Exhibit __.

         B. The Company desires to grant the Optionee the opportunity to acquire a proprietary interest in the Company to encourage the Optionee's contribution to the success and progress of the Company.

         C. In accordance with the Plan, the Committee (as defined in the Plan) has as of the Effective Date granted to the Optionee a non-qualified option to purchase shares of Class C Stock, $0.01 par value, of the Company (the "Class C Stock") subject to the terms and conditions of the Plan and this Agreement.


                                   AGREEMENTS
                                   ----------

         1. DEFINITIONS. Capitalized terms used herein shall have the following meanings:

                  "Act" is defined in Section 10(a).

                  "Agreement" means this Stock Option Agreement.

                  "Annual Valuation" is defined in Section 9(e).

                  "Approved Sale" means a transaction or a series of related transactions which results in a BONA FIDE, unaffiliated change of economic beneficial ownership of the Company or its business of greater than 50% (disregarding for this purpose any disparate voting rights attributable to the outstanding stock of the Company), whether pursuant to the sale of the stock of the Company, the sale of the assets of the Company, or a merger or consolidation (other than a sale of stock by an Initial Stockholder to (i) another Initial Stockholder or affiliate thereof, or (ii) a non-U.S. entity with respect to which an Initial Stockholder or affiliate thereof has an administrative relationship).


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                  "Articles of Incorporation" means the Restated Articles of
Incorporation of the Company setting forth the rights, preferences and privileges of and restrictions on the Class C Stock.

                  "Cause," when used in connection with the termination of employment of the Optionee, has the meaning set forth in the employment agreement between the Company and the Optionee, or if there is no such employment agreement, means (a) conviction of the Optionee for a felony, or the entry by the Optionee of a plea of guilty or NOLO CONTENDERE to a felony, (b) the commission of an act of fraud involving dishonesty for personal gain which is materially injurious to the Company, (c) the willful and continued refusal by the Optionee to substantially perform his duties with the Company (other than any such refusal resulting from his incapacity due to mental illness or physical illness or injury), after a demand for substantial performance is delivered to the Optionee by the Company's Board of Directors, where such demand specifically identifies the manner in which the Company's Board of Directors believes that the Optionee has refused to substantially perform his duties and the passage of a reasonable period of time for the Optionee to comply with such demand or (d) the willful engaging by the Optionee in gross misconduct materially and demonstrably injurious to the Company or its Subsidiaries. For purposes of this paragraph, no act or failure to act on the Optionee's part shall be considered "willful" unless done, or omitted to be done, by the Optionee not in good faith and without reasonable belief that his action or omission was in the best interest of the Company or its Subsidiaries. Notwithstanding the foregoing, with respect to termination for Cause arising out of conduct described in clause (b),
(c) or (d) above, a termination shall not be considered for Cause for purposes of this Agreement unless there shall have been delivered to the Optionee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire Board of Directors of the Company, at a meeting of such board called and held for that purpose (after reasonable notice to the Optionee and an opportunity for the Optionee, together with his counsel or other advisors, to be heard at such meeting), finding that in the good faith opinion of the board the Optionee had engaged in conduct described above in clause (b),
(c) or (d) of the first sentence of this paragraph and specifying the particulars thereof in detail. Such a finding by the Board of Directors of the Company is a prerequisite to a termination for Cause pursuant to clauses (b),
(c) or (d) above; PROVIDED, HOWEVER, that such a finding may be challenged, by appropriate judicial process, on the merits (i.e., that Cause did not exist) or on the basis that the board's finding was not made in good faith (provided that proof that Cause for termination existed shall be a complete defense to any showing that the board's findings was not made in good faith).

                  "Class C Stock" is defined in recital C.

                  "Closing Date" means the date on which occurs the closing of the recapitalization of the Company pursuant to the Recapitalization Agreement dated as of October 8, 1997 and amended as of October 27, 1997 by and between the Company and the Investors, as such term is defined herein.

                  "Company" is defined in the preamble.


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                  "Disability" has the meaning set forth in the employment
agreement between the Company and the Optionee, or if there is no such employment agreement, means the failure by the Optionee to render full-time employment services to the Company for an aggregate of ninety (90) business days in any continuous period of six (6) months on account of physical or mental disability.

                  "EBITDA" is defined in Section 3(a).

                  "Effective Date" is defined in the preamble.

                  "Endorsed Certificate" is defined in Section 9(a).

                  "Exercise Price" is defined in Section 2.

                  "Fair Market Value" means the value of a Share, as of the Termination Date, calculated pursuant to Section 9(e).

                  "Fiscal Year" means the fiscal year of the Company.

                  "Good Reason" means, unless the Optionee shall have consented in writing thereto, any of the following:


                           (a) except as specifically provided in the Optionee's employment agreement, if any, the assignment to the Optionee of duties, or the assignment of the Optionee to a position, constituting a material diminution in the Optionee's role, responsibilities or authority compared with his role, responsibilities or authority on the Effective Date;


                           (b) a reduction by the Company in the Optionee's bonus opportunities or base salary as in effect on the Effective Date or as the same may be increased from time to time;;


                           (c) unless the members of the Board appointed pursuant to section 4(iii) of the Shareholder Agreement dated as of November 24, 1997 agree to such reduction or other action, any material reduction in the level of benefits (including participation in any bonus plan) to which the Optionee is entitled under one or more employee benefit plans on the Effective Date, or the taking of any action by the Company which would adversely affect the Optionee's accrued benefits under any such employee benefit plans or deprive the Optionee of any material fringe benefit enjoyed by the Optionee on the Effective Date;


                           (d) a demand by the Company to the Optionee to relocate to any place that exceeds a fifty (50) mile radius beyond the location at which the Optionee performed his duties on the Effective Date; or


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                           (e) any material breach of this Agreement on the part
         of the Company.


                  "Initial Public Offering" means the sale of any of the common stock of the Company pursuant to a registration statement that has been declared effective under the Act, if as a result of such sale (i) the issuer becomes a reporting company under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and (ii) such stock is traded on the New York Stock Exchange or the American Stock Exchange, or is quoted on the NASDAQ National Market System or is traded or quoted on any other national stock exchange or national securities system.

                  "Initial Stockholders" means the shareholders of the Company who became shareholders as of the Closing Date (other than any such shareholders who are also employees of the Company or were shareholders of the Company prior to the Closing Date) and any transferees of such shareholders prior to an Initial Public Offering or an Approved Sale.

                  "Investors" means those entities set forth on Schedule 1 of the Recapitalization Agreement.

                  "Option" is defined in Section 2.

                  "Optionee" is defined in the preamble.

                  "Option Shares" is defined in Section 2.

                  "Plan" is defined in recital A.

                  "Put Date" is defined in Section 9(b).

                  "Repurchase" is defined in Section 9(a).

                  "Remaining Capital Stock" means the Company's capital stock outstanding immediately prior to the Approved Sale other than the Company's capital stock disposed of by stockholders of the Company as a result of such Approved Sale in exchange for money or other property.

                  "Retirement" has the meaning set forth in the employment agreement between the Company and the Optionee, or if there is no such employment agreement, means the Optionee's retirement from employment with the Company in accordance with the Company's normal retirement policy generally applicable to its salaried employees.

                  "Shareholder Rights Agreement" is defined in Section 13.

                  "Stepup" is defined in Section 9(b).

                  "Subsidiary" means any joint venture, corporation, partnership or other entity as to which the Company, whether directly or indirectly, has more than 50% of the (i) voting rights or (ii) rights to capital or profits.



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                  "Termination Date" means the date on which the Optionee ceases to be employed by the Company for any reason.

         2. GRANT OF OPTION. The Company grants to the Optionee the right and option (the "Option") to purchase, on the terms and conditions hereinafter set forth, all or any part of the number of shares of Class C Stock set forth below the Optionee's signature below (the "Option Shares"), at the purchase price of $2,421.29 per Share (as such amount may be adjusted, the "Exercise Price"), on the terms and conditions set forth herein.

         3. EXERCISABILITY.

                  (a) The Option shall become exercisable to the extent of the one-fifth (1/5) of the number of Option Shares as of the end of each fiscal year set forth on Exhibit 2 of this Agreement if the Company's Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), as defined on Exhibit 2, equals or exceeds the Target annual EBITDA amount set forth in column (B) of
Exhibit 2 with respect to such fiscal year, provided further that, if the EBITDA for a fiscal year equals at least ninety percent (90%) of the Target annual EBITDA set forth in column B of Exhibit 2 for such year, the Option shall become exercisable to the extent provided in column (B) of Exhibit 3 of this Agreement. If for any fiscal year set forth on Exhibit 2 the Company's cumulative annual EBITDA amount for that and the preceding fiscal years equals or exceeds the Cumulative Target EBITDA amount set forth in column (C) of Exhibit 2 with respect to such fiscal year, the Option shall become exercisable to the extent that it would have become exercisable had the Company achieved its Target annual EBITDA amounts for that and each of the preceding fiscal years; provided, however, that notwithstanding the Company's cumulative EBITDA amount equaling or exceeding the Cumulative Target EBITDA amount, the Option shall not become exercisable (subject to Section 3(b)) as to any year in which the Company's EBITDA does not equal or exceed the Minimum Level EBITDA amount set forth in column (A) of Exhibit 2 with respect to such fiscal year.

                  (b) Notwithstanding Sections 3(a), (i) upon the occurrence of an Initial Public Offering, in which case the schedule set forth in Section 3(a) shall not apply to the extent that Options are not yet exercisable, the Optionee shall have the right (A) to exercise one-third (1/3) of all unexercisable Options on the first anniversary of the Initial Public Offering, provided that the Optionee remains continuously employed by the Company through such anniversary; (B) to exercise an additional one third (1/3) of all unexercisable Options (as of the first anniversary) on the second anniversary of the Initial Public Offering, provided that the Optionee remains continuously employed by the Company through such anniversary; and (C) to exercise the remaining one-third (1/3) of all unexercisable Options on the third anniversary of the Initial Public Offering, provided that the Optionee remains continuously employed by the Company through such anniversary; (ii) upon the occurrence of an Approved Sale, in which case the schedule set forth in Section 3(a) shall not apply to the extent that Options are not yet exercisable, the Optionee shall have the right to exercise up to fifty percent (50%) of all unexercisable Options, provided, and to the extent, that the Initial Stockholders receive a twenty percent (20%) annual internal rate of return (calculated on a fully diluted basis) from the Closing Date until the date of closing of the Approved Sale (taking into account the Approved Sale), and shall have the right to exercise up to one-hundred percent (100%) of all unexercisable Options if



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the Initial Stockholders receive a thirty percent (30%) annual internal rate of return (calculated on a fully diluted basis) from the Closing Date until the date of closing of the Approved Sale (taking into account the Approved Sale), and (iii) upon the seventh (7th) anniversary of the Effective Date, provided the Optionee remains continuously employed by the Company through such anniversary, any unexercisable Option shall immediately become fully exercisable.

         4. EXPIRATION.

                  (a) Subject to Section 6(a), the exercisable portion of the Option shall expire upon the thirtieth (30th) day following the seventh (7th) anniversary of the Effective Date unless (i) at any time prior to the earlier of an Approved Sale or January 1, 2001, the Optionee resigns without Good Reason, in which case the exercisable portion of the option shall expire thirty (30) days following the Termination Date, or (ii) the Optionee is terminated for Cause from employment by the Company, in which case the exercisable portion of the Option shall expire on the Termination Date, or (iii) in the event the Optionee is terminated other than for Cause from employment by the Company and the Company exercises the repurchase right pursuant to Section 9 hereof, or in the event the Optionee or his or her representative exercises the put right pursuant to Section 9 hereof, the exercisable portion of the Option shall expire on the business day immediately preceding the Repurchase Date, the Put Date, or the date on which the Company acquires any Option Shares pursuant to Section 9(c) hereof, as the case may be.

                  (b) The unexercisable portion of the Option shall expire on the earlier to occur of (i) the Termination Date except in the case where the employment of the Optionee is terminated without Cause, for Good Reason, or due to Retirement, death or Disability, in which case the unexercisable portion of the Option shall terminate on the thirtieth (30th) day following the date on which the Optionee received notice of the EBITDA for the Fiscal Year during which the Termination Date occurred, and a pro rata portion of the portion of the Option scheduled to become exercisable in the year including the Termination Date shall become exercisable as if the Optionee's employment had not been terminated, such proration to be determined upon the number of days elapsed in the year in which the Termination Date occurred, or (ii) except to the extent provided in Section 3(b)(ii), an Approved Sale.

         5. NONTRANSFERABILITY. Subject to Section 9 hereof, the Option shall not be transferable by the Optionee except that the Optionee may transfer the Option to (a) his or her spouse, child, estate, personal representative, heir or successor (b) a trust for the benefit of the Optionee or his or her spouse, child or heir, or (c) a partnership the partners of which consist solely of the Optionee and/or his or her spouse, child, heir, and/or successor (each, a "permitted transferee") and the Option is exercisable, during the Optionee's lifetime, only by him or her or his or her spouse or child, or, in the event of the Optionee's Disability, his or her guardian or legal representative. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Any assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any attachment or similar process upon the Option that would otherwise effect a change in the ownership of the Option, shall terminate the Option; provided, however, that in the case of the involuntary levy of any attachment or

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similar involuntary process upon the Option, the Optionee shall have thirty
(30) days after notice thereof to cure such levy or process before the Option terminates. This Agreement shall be binding on and enforceable against any person who is a permitted transferee of the Option pursuant to the first sentence of this Section.

         6. EFFECT OF APPROVED SALE; ADJUSTMENTS.

                  (a) Subject to Section 6(b), in the event of an Approved Sale, the unexercised portion of the Option shall terminate upon such Approved Sale, provided that, unless the agreement or plan of merger effecting such Approved Sale provides that the Optionee shall receive upon such Approved Sale, with respect to the entire exercisable but unexercised portion of the Option, the same consideration that the holders of the Class C Stock shall be entitled to receive upon such Approved Sale, less the Exercise Price attributable to such exercisable but unexercised portion, then the Optionee shall be given at least thirty (30) days' prior notice of the proposed Approved Sale and shall be entitled to exercise such exercisable but unexercised portion of the Option at any time during such thirty (30) day period up to and until the close of business on the day immediately preceding the date of consummation of such Approved Sale and upon exercise of the Option the Option Shares shall be treated in the same manner as the shares of any other holder of Class C Stock.

                  (b) Notwithstanding Section 6(a), if the shares of the Class C Stock, or to the extent it affects the economic rights of the holders of the Class C Stock, shares of Class D stock or Class E stock of the Company, are changed into or exchanged for a different number or kind of shares or securities, as the result of any one or more reorganizations, recapitalizations, mergers, acquisitions, stock splits, reverse stock splits, stock dividends or similar events, an appropriate adjustment shall be made in the number and kind of shares or other securities subject to the Option, and the price for each share or other unit of any securities subject to this Agreement, in accordance with Section 13 of the Plan. No fractional interests shall be issued on account of any such adjustment unless the Committee specifically determines to the contrary; provided, however, that in lieu of fractional interests, the Optionee, upon the exercise of the Option in whole or part, shall receive cash in an amount equal to the amount by which the fair market value of such fractional interests exceeds the Exercise Price attributable to such fractional interests.

         7. EXERCISE OF THE OPTION. Prior to the expiration thereof, the Optionee may exercise the exercisable portion of the Option from time to time in whole or in part. Upon electing to exercise the Option, the Optionee shall deliver to the Secretary of the Company a written and signed notice of such election setting forth the number of Option Shares the Optionee has elected to purchase and shall at the time of delivery of such notice tender cash or a cashier's or certified bank check to the order of the Company for the full Exercise Price of such Option Shares and any amount required pursuant to Section 16 hereof. Alternatively, if the Company is not at the time prohibited from purchasing or acquiring shares of its capital stock, the Exercise Price may be paid in whole or in part by delivery of shares of the Class C Stock owned by the Optionee or by the Optionee directing the Company to withhold shares otherwise issuable upon exercise. The value of any such shares delivered or withheld as payment of the Exercise Price shall be such shares' fair market value as determined by the Committee. The Committee further may, in its


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discretion, permit payment of the Exercise Price in such form or in such manner as may be permissible under the Plan and under any applicable law.

         8. RESTRICTIONS ON TRANSFERS OF SHARES ISSUABLE UPON EXERCISE. Subject to Section 9 hereof, prior to the earlier of (A) 180 days following an Initial Public Offering or (B) an Approved Sale, the Option Shares shall not be transferable or transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) except that the Optionee may transfer the Option Shares (i) to a permitted transferee, as defined in Section 5 of this Agreement, or (ii) [as permitted by the Articles of Incorporation]. This Agreement shall be binding on and enforceable against any person who is a permitted transferee of the Option Shares except a person who acquires the Option Shares pursuant to (y) Section _ of the Articles of Incorporation or (z) as part of the Initial Public Offering. The stock certificates issued to evidence Option Shares upon exercise of the Option hereunder shall bear a legend referring to this Agreement and the restrictions contained herein.

         9. REPURCHASE OF OPTION SHARES.

                  (a) In the event that the Optionee ceases to be employed by the Company for any reason prior to an Initial Public Offering or an Approved Sale, the Company, during the sixty (60) days following the Termination Date (the "Repurchase Period"), shall have a one-time right to purchase all, but not less than all, of the Option Shares. The purchase price for each Option Share shall equal Fair Market Value, or, if the Optionee resigns without Good Reason prior to January 1, 2001 or is terminated for Cause at any time, the lower of Fair Market Value or the Exercise Price. If the Company elects to purchase the Option Shares, it shall notify the Optionee at or before the end of the Repurchase Period of such election and the purchase price shall be paid in cash at a time set by the Company (the "Repurchase Date") within thirty (30) days after the end of the Repurchase Period, provided that the Optionee has presented to the Company a stock certificate evidencing the Option Shares duly endorsed for transfer (the "Endorsed Certificate"). If the Optionee fails to deliver the Endorsed Certificate, the Option Shares represented thereby shall be deemed to have been purchased upon (i) the payment by the Company of the purchase price to the Optionee or his or her permitted transferee or (ii) notice to the Optionee or such permitted transferee that the Company is holding the purchase price for the account of the Optionee or such permitted transferee, and upon such payment or notice the Optionee and such permitted transferee will have no further rights in or to such Option Shares. If the Company does not purchase the Option Shares, the restrictions on transfer thereof contained in Sections 5 and 8 of this Agreement shall terminate and be of no further force and effect.

                  (b) If the Optionee's employment by the Company is terminated prior to an Initial Public Offering or an Approved Sale (i) by the Company without Cause or by the Optionee for any reason; (ii) due to the Optionee's Retirement, death or Disability; or (iii) by the Company with Cause after January 1, 2001, the Optionee or his or her representative, during the 120 days following the Termination Date, shall have a one-time right to require Stepup Limited, a Cayman Islands corporation ("Stepup") to purchase all, but not less than all, of the Option Shares, unless, by the [thirtieth (30)] day after Stepup and the Company have received notice of the Optionee's election to exercise his put right to Stepup, the Company has notified the Optionee and Stepup of its election, exercisable at the discretion of the Company, to purchase the Option Shares on the


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same terms as such Option Shares were offered to Stepup, in which case such
Option Shares will be acquired by the Company. The purchase price shall be at Fair Market Value, unless the employment of the Optionee is terminated for any reason other than Retirement, death, or Disability prior to January 1, 2001, in which case the purchase price will be the lower of Fair Market Value or the Exercise Price. The purchase price shall be paid in cash on the thirtieth (30th) day after Stepup and the Company have received notice of the Optionee's election to exercise his put right (the "Put Date"), provided that Stepup or the Company, as the case may be, need not pay the purchase price until such later time that the Optionee presents to the Company the Endorsed Certificate.

                  (c) In the event that at the Termination Date a portion of the Option may subsequently become exercisable in accordance with Section 4(b) hereof, by notice to the Optionee delivered during the Repurchase Period, the Company may elect to purchase any Option Shares that may subsequently be acquired by the Optionee upon such Option becoming exercisable, and the Optionee may elect to put said shares to the Company by notice to such effect during the 120 day period following the Termination Date. If notice with respect to the purchase or put of such Option Shares was delivered as provided in the first sentence of this paragraph, the Option Shares acquired upon such exercise shall be acquired by the Company on the thirty-first (31st) day following the date on which the Optionee received the notice of the determination of the EBITDA for the Fiscal Year during which the Termination Date occurred at Fair Market Value calculated as of the relevant Termination Date.

                  (d) The Fair Market Value of Option Shares to be purchased by the Company or Stepup, as the case may be, hereunder shall be determined in good faith by the Company's Board of Directors. The Board of Directors shall make its determination of Fair Market Value annually (the "Annual Valuation") promptly after the completion of the Company's audited financial statements for the year then completed and such determination shall remain in effect until the Board of Directors makes the next Annual Valuation. Notwithstanding the foregoing, if the Board of Directors or an investment banker or appraiser appointed by the Company makes a determination of Fair Market Value subsequent to an Annual Valuation, such subsequent determination shall supersede the Annual Valuation then in effect and shall establish the Fair Market Value until the next Annual Valuation. The Fair Market Value shall be based on an assumed sale of 100% of the outstanding capital stock of the Company (without reduction for minority interest or lack of liquidity of the Option Shares or similar discount) and determined in a manner consistent with the manner in which the purchase price to be paid by the Investors pursuant to the Recapitalization Agreement was determined. If such determination of the Fair Market Value is challenged by the Optionee, a mutually acceptable investment banker or appraiser shall establish the Fair Market Value as of the date of valuation referenced in the Annual Valuation or a subsequent determination. The investment banker's or appraiser's determination shall be conclusive and binding on the Company and the Optionee. The Company shall bear all costs incurred in connection with the services of such investment banker or appraiser unless the Fair Market Value established by such investment banker or appraiser is less than 115% of the determination challenged by the Optionee, in which case the Optionee shall promptly pay or reimburse the Company for such costs (up to a maximum amount of $_________). If the Optionee and the Company cannot agree upon an investment banker or appraiser, they shall each choose an investment banker or appraiser and the two shall choose a


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third investment banker or appraiser who shall establish the Fair Market Value.
Notwithstanding the foregoing, the Company shall obtain valuation of all of its common stock at least once annually for purposes of the Optionee's estate and gift planning; provided, however, that such valuation is not binding on the Board of Directors for purposes of determining Fair Market Value.

                  (e) The Optionee shall not be considered to have ceased to be employed by the Company for purposes of this Agreement if he or she continues to be employed by the Company or a Subsidiary, or by a company of which the Company is a Subsidiary.

         10. COMPLIANCE WITH LEGAL REQUIREMENTS.

                  (a) No Option Shares shall be issued or transferred pursuant to this Agreement unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to the Company, been satisfied. Such requirements may include, but are not limited to, registering or qualifying such Shares under any state or federal law, satisfying any applicable law relating to the transfer of unregistered securities or demonstrating the availability of an exemption from applicable laws, placing a legend on the Shares to the effect that they were issued in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the "Act"), and may not be transferred other than in reliance upon Rule 144 or Rule 701 promulgated under the Act, if available, or upon another exemption from the Act, or obtaining the consent or approval of any governmental regulatory body.

                  (b) The Optionee understands that the Company intends for the offering and sale of Option Shares to be effected in reliance upon Rule 701 or another available exemption from registration under the Act and intends to file a Form 701 as appropriate, and that the Company is under no obligation to register for resale the Option Shares issued upon exercise of the Option[, subject to the Articles of Incorporation]. In connection with any such issuance or transfer, the person acquiring the Option Shares shall, if requested by the Company, provide information and assurances satisfactory to counsel to the Company with respect to such matters as the Company reasonably may deem desirable to assure compliance with all applicable legal requirements.

         11. SUBJECT TO ARTICLES OF INCORPORATION. The Optionee acknowledges that the Option Shares are subject to the terms of the Articles of Incorporation.

         12. NO INTEREST IN SHARES SUBJECT TO OPTION. Neither the Optionee (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Optionee shall have any right, title, interest, or privilege in or to any shares of stock allocated or reserved for the purpose of the Plan or subject to this Agreement except as to such Option Shares, if any, as shall have been issued to such person upon exercise of an Option or any part thereof.

         13. PLAN CONTROLS. The Option hereby granted is subject to, and the Company and the Optionee agree to be bound by, all of the terms and conditions of the Plan as the same may be amended from time to time in accordance with the terms thereof, but no such amendment shall


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be effective as to the Option without the Optionee's consent insofar as it may adversely affect the Optionee's rights under this Agreement.

         14. NOT AN EMPLOYMENT CONTRACT. Nothing in the Plan, in this Agreement or any other instrument executed pursuant thereto shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or shall affect the right of the Company or any Subsidiary to terminate the employment of the Optionee with or without Cause.

         15. GOVERNING LAW. All terms of and rights under this Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.

         16. TAXES. The Committee may, in its discretion, make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to the issuance or exercise of the Option including, but not limited to, deducting the amount of any such withholding taxes from any other amount then or thereafter payable to the Optionee, requiring the Optionee to pay to the Company the amount required to be withheld or to execute such documents as the Committee deems necessary or desirable to enable it to satisfy its withholding obligations, or any other means provided in the Plan; provided further that the Optionee may satisfy all aforesaid withholding tax obligations by directing the Company to withhold that number of Option Shares with an aggregate Fair Market Value equal to the amount of all federal, state, local and other taxes required to be withheld, or delivering to the Company such number of previously held shares.

         17. NOTICES. All notices, requests, demands and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telexed or telecopied to, or, if mailed, when received by, the other party at the following addresses (or at such other address as shall be given in writing by either party to the other):

         If to the Company to:

                  Werner Holding Co. (PA), Inc.
                  93 Werner Road
                  Greenville, PA  16125
                  Attention:  General Counsel

         With a copy to:

                  Gibson, Dunn & Crutcher LLP
                  200 Park Avenue, 47th Floor
                  New York, New York 10166-0193
                  Attention:  E. Michael Greaney, Esq.

                  If to Stepup to:

                  Stepup Limited
                  P.O. Box 1111, West Wind Building
                  Grand Cayman, Cayman Islands B.W.I.

                  With a copy to:

                  Investcorp Management Services Limited
                  c/o Investcorp Bank E.C.
                  P.O. Box 5430
                  Manama, Bahrain
                  Attention:  H. Richard Lukens, III

         If to the Optionee to the address set forth below the Optionee's signature below.

         18. AMENDMENTS AND WAIVERS. This Agreement may be amended, and any provision hereof may be waived, only by a writing signed by the party to be charged.

         19. ENTIRE AGREEMENT. This Agreement, together with the Plan, sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral discussions, agreements and understandings of any kind or nature.

         20. SEPARABILITY. In the event that any provision of this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

         21. HEADINGS. The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

         22. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

         23. FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement.

         24. REMEDIES. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived.

         25. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

         26. NO DILUTION. The Company hereby represents and warrants to the Optionee that the Option Shares shall not be subject to dilution upon (i) the conversion, pursuant to the terms of the Articles of Incorporation, of (A) any of the Company's Class D Stock or Class E Stock, each with a par value of $0.01, or (B) any of the Class C Stock, or (ii) the exercise of those certain warrants issued by the Company on November __, 1997 entitling the holder thereof to purchase shares of the Company's Class E Stock, $0.01 par value.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                                     WERNER HOLDING CO. (PA), INC.

                                     By:
                                         ---------------------------
                                     Name:
                                     Title:



                                     -------------------------------

                                     Address:

                                     Number of Option Shares: _________



Accepted and agreed to for purposes
of Section 9(b) only:

STEPUP LIMITED

By:
   ------------------------------
Name:
Title:

                                   EXHIBIT [2]
                        EARNINGS BEFORE INTEREST, TAXES,
                          DEPRECIATION AND AMORTIZATION
                            (IN MILLIONS OF DOLLARS)


                               (A)             (B)                 (C)
                                                               Cumulative
     Fiscal Year             Minimum          Target             Target
     -----------             -------          ------             ------


        l998                  60,240           75,300            75,300
        l999                  75,360           94,200           169,500
        2000                  95,440          119,300           288,800
        2001                 108,640          135,800           424,600
        2002                 118,480          148,100           572,700

         Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") is defined as Consolidated Net Income (loss) of the Company and its subsidiaries as it would appear on a statement of income (loss), which shall (i) exclude or be adjusted otherwise for all acquisitions and additional equity contributions to the extent such acquisitions and/or equity contributions materially change target EBITDA for any particular Fiscal Year, and which shall
(ii) reflect a reduction for all management and employment bonuses payable with respect to the Fiscal Year of the Company prepared in accordance with U.S. GAAP, consistently applied; plus (minus), to the extent such amounts are otherwise taken into account in determining EBITDA (prior to adjustment), (iii) be adjusted for any material Board approved amendment to the capital expenditure plan, the following:

         1. Any provision (benefit) for taxes (including franchise taxes) deducted (added) in calculating such consolidated net income
                  (loss); plus

         2. Any interest expense (net of interest income), deducted in calculating such consolidated net income (loss); (minus)

         3. Costs charged against any purchase accounting reserves established in connection with the acquisition; (minus)

         4. The effects of the reversal of any excess purchase accounting reserves established in connection with the acquisition; plus

         5. Amortization expenses deducted in calculating consolidated net income (loss); plus

         6.   Depreciation expense deducted in calculating

                  consolidated net income (loss); plus

         7.   Management fees paid to Investcorp; plus (minus)

         8. Any unusual losses (gains) deducted (added) in calculating consolidated net income (loss). (Unusual items are intended to include transactions considered outside the ordinary course of business. EBITDA will be adjusted to eliminate the effects, if any, of such transactions, the intent being to calculate EBITDA as if such transactions had not occurred); plus (minus)

         9. Any compensation expense (income) deducted (added) in calculating consolidated net income (loss) attributable to transactions involving equity securities of the Company or its subsidiaries.

         The Participant and his or her representative shall be provided reasonable opportunity to review the computation of EBITDA and reasonable access to the data and information supporting such computation and shall have the right to challenge in good faith such computation.

                                    EXHIBIT 3
                                    ---------

                   SLIDING SCALE FOR EXERCISABILITY OF OPTIONS
                   -------------------------------------------



      (A)                     (B)
                     Portion of Applicable      1998            1999             2000             2001            2002
   Percentage            Option Shares          ----            ----             ----             ----            ----
   ----------        Becoming Exercisable
                     --------------------

      100%                    100%                75.5            94.4             119.5           135.9            148.0

       95%                     75%                71.7            89.7             113.5           129.1            140.6

       90%                     50%                68.0            85.0             107.6           122.3            133.2


                                                                  Exhibit 10.10

                          WERNER HOLDING CO. (PA), INC.
                              STOCK INCENTIVE PLAN


                  l. ESTABLISHMENT AND PURPOSE OF THE PLAN. This Management Stock Incentive Plan (the "Plan") is established by Werner Holding Co. (PA), Inc., a Pennsylvania corporation (the "Company"), as of November 24, 1997. The Plan is designed to enable the Company to attract, retain and motivate directors, members of the management and certain other officers and key employees the Company, and its subsidiaries, by providing for or increasing their proprietary interest in the Company. The Plan provides for the grant of options ("Options") that qualify as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as Options that do not so qualify ("Non-Qualified Options"), for the grant of stock appreciation rights ("Stock Appreciation Rights") and for the sale or grant of restricted stock ("Restricted Stock").

                  2. STOCK SUBJECT TO PLAN. The number of shares of stock that may be subject to Options or Stock Appreciation Rights granted hereunder plus the number of shares of stock that may be granted or sold as Restricted Stock hereunder shall not in the aggregate exceed 7,600 shares of the Company's Class C Common Stock (the "Shares"), subject to adjustment under Section 13 hereof; provided further that the number of Shares that a Participant (as hereinafter defined) may receive pursuant to the Plan shall in no event exceed 2,500 in any year. The Shares that may be subject to Options granted and Restricted Stock sold or granted under the Plan may be authorized and unissued Shares or Shares reacquired by the Company and held as treasury stock.

                  Shares that are subject to the unexercised portions of any Options that expire, terminate or are canceled, and Shares that are subject to any Stock Appreciation Rights that expire, terminate or are canceled, and Shares of Restricted Stock that are reacquired by the Company pursuant to the restrictions thereon, shall again be available for the grant of Options or Stock Appreciation Rights and the sale or grant of Restricted Stock under the Plan. If a Stock Appreciation Right is exercised, any Option or portion thereof that is surrendered in connection with such exercise shall terminate and the Shares theretofore subject to the Option or portion thereof shall not be available for further use under the Plan.

                  3. SHARES SUBJECT TO ARTICLES OF INCORPORATION. All Shares issuable under Options or Stock Appreciation Rights and all Shares of Restricted Stock sold or granted pursuant to this Plan shall be subject to the terms and restrictions contained in the Articles of Incorporation of the Company. A copy of the Articles of Incorporation shall be delivered to the recipient of an Option, Stock Appreciation Right or Restricted Stock at the time of grant or issuance.

                  4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors (the "Board") of the

Company. If no persons are designated by the Board to serve on the Committee, the Plan shall be administered by the Board and all references herein to the Committee shall refer to the Board. The Board shall have the discretion to add, remove or replace members of the Committee, and shall have the sole authority to fill vacancies on the Committee; provided that one member of the Committee shall be a member of the Board appointed pursuant to Section 4(iii) of the Shareholder Agreement (the "Shareholder Agreement") by and among the Company, the holders of Class D Common Stock of the Company, and the Designated Shareholders, as such term is defined in the Shareholder Agreement.

                  All actions of the Committee shall be authorized by a majority vote thereof at a duly called meeting. The Committee shall have the sole authority, in its absolute discretion, to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and the agreements and other instruments evidencing Options and Stock Appreciation Rights granted and Restricted Stock sold or granted under the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be final and conclusive upon the Participants, as hereinafter defined. Notwithstanding the foregoing, any dispute arising under any Agreement (as defined below) shall be resolved pursuant to the dispute resolution mechanism set forth in such Agreement.

                  Subject to the express provisions of the Plan, the Committee shall determine the number of Shares subject to grants or sales and the terms thereof, including the provisions relating to the exercisability of Options and Stock Appreciation Rights, lapse and non-lapse restrictions upon the Shares obtained or obtainable under the Plan and the termination and/or forfeiture of Options and Stock Appreciation Rights and Restricted Stock under the Plan. The terms upon which Options and Stock Appreciation Rights are granted and Restricted Stock is sold or granted shall be evidenced by a written agreement, executed by the Company and the Participant (each, an "Agreement"), containing such terms and conditions as may be approved by the Committee; provided that such terms and conditions are not inconsistent with the express conditions of the Plan.

                  5. ELIGIBILITY. Persons who shall be eligible for grants of Options or Stock Appreciation Rights or sales or grants of Restricted Stock hereunder shall be those directors, officers and employees of the Company or a subsidiary of the Company who are members of a select group of directors, management and other key employees that the Committee may from time to time designate to participate under the Plan ("Participants") through grants of Non-Qualified Options, Incentive Stock Options and, if applicable, Stock Appreciation Rights, and/or through sales or grants of Restricted Stock.

                  6. TERMS AND CONDITIONS OF OPTIONS. No Incentive Stock Option shall be granted for a term of more than ten years and no Non-Qualified Option shall be granted for a term of more than ten years and thirty days. Options may, in the discretion of the Committee, be granted with associated Stock Appreciation Rights or be amended so as to provide for associated Stock Appreciation Rights. The Agreement may contain such other terms, provisions, and conditions as may be determined by the Committee as long as such terms, conditions and provisions are not inconsistent with the Plan. The Committee shall designate as such those Options intended to be eligible to qualify and be treated as Incentive Stock Options and, correspondingly, those Options not intended to be eligible to qualify and be treated as Incentive Stock Options.

                  7. EXERCISE PRICE OF OPTIONS. The exercise price for each Non-Qualified Option granted hereunder shall be set forth in the Agreement. For so long as required under Section 422 of the Code and the regulations promulgated thereunder (or any successor statute or rules), the exercise price of any Option intended to be eligible to qualify and be treated as an Incentive Stock Option shall not be less than the fair market value of the Shares on the date such Incentive Stock Option is granted, except that if such Incentive Stock Option is granted to a Participant who on the date of grant is treated under
Section 424(d) of the Code as owning stock (not including stock purchasable under outstanding options) possessing more than ten percent of the total combined voting power of all classes of the Company's stock, the exercise price shall not be less than one hundred ten percent (110%) of the fair market value of the Shares on the date such Incentive Stock Option is granted.

                  The fair market value of Shares for the purposes of this Plan shall be determined by the Board, whose valuation shall be binding upon each Optionee.

                  Payment for Shares purchased upon exercise of any Option granted hereunder shall be in cash at the time of exercise, except that, if either the Agreement so provides or the Committee so permits, and if the Company is not then prohibited from doing so, such payment may be made in whole or in part with surrendered or withheld shares of stock of the same class as the stock then subject to the Option. The Committee also may on an individual basis permit payment or agree to permit payment by such other alternative means as may be lawful, including by delivery of an executed exercise notice together with irrevocable instructions to a broker promptly to deliver to the Company the amount of sale or loan proceeds required to pay the exercise price.

                  8. NON-TRANSFERABILITY. Unless provided otherwise in the Agreement, any Option granted under this Plan shall by its terms be nontransferable by the Participant other than by will or the laws of descent and distribution (in which case such descendant or beneficiary shall be subject to all terms of the Plan applicable to Participants) and is exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative.

                  9. INCENTIVE STOCK OPTIONS. The provisions of the Plan are intended to satisfy the requirements set forth in Section 422 of the Code and the regulations promulgated thereunder (including the aggregate fair market value limits set forth in Section 422(d) of the Code) with respect to Incentive Stock Options granted under the Plan. For so long as required under Section 422 of the Code and the regulations promulgated thereunder (or any successor statute or rules), during the term of the Plan, the aggregate fair market value of the Shares with respect to which Incentive Stock Options are first exercisable by a Participant
                                       3
during any calendar year shall not exceed $100,000. For the purpose of this
Section 9, the fair market value of the Shares shall be determined at the time the Incentive Stock Option is granted.

                  10. STOCK APPRECIATION RIGHTS. The Committee may, under such terms and conditions as it deems appropriate, grant to any Participant selected by the Committee Stock Appreciation Rights, which may or may not be associated with Options. Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment of an amount equal to the excess of the fair market value, as defined by the Committee, of the underlying Shares on the date of exercise over the Stock Appreciation Right's exercise price. Such payment may be made in additional Shares valued at their fair market value on the date of exercise or in cash, or partly in Shares and partly in cash, as the Committee may designate. The Committee may require that any Stock Appreciation Right shall be subject to the condition that the Committee may at any time in its absolute discretion not allow the exercise of such Stock Appreciation Right.

                  11. RESTRICTED STOCK. The Committee may sell or grant Restricted Stock under the Plan (either independently or in connection with the exercise of Options or Stock Appreciation Rights under the Plan) to Participants selected by the Committee. The Committee shall in each case determine the number of Shares of Restricted Stock to be sold or granted, the price at which such Shares are sold, if applicable, and the terms and duration of the restrictions to be imposed upon those Shares.

                  12. INVESTMENT REPRESENTATION. Each Agreement may contain an agreement that, upon demand by the Committee for such a representation, the optionee shall deliver to the Committee at the time of any exercise of an Option a written representation that the Shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any Shares issued upon exercise of an Option and prior to the expiration of the option period shall be a condition precedent to the right of the optionee or such other person to purchase any Shares.

                  13. ADJUSTMENTS. In the event of any one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends, extraordinary dividends, or distributions, or similar events, an appropriate adjustment shall be made in the number, exercise or sale price and/or type of shares or securities for which Options or Stock Appreciation Rights may thereafter be granted and Restricted Stock may thereafter be sold or granted under the Plan. The Committee also shall designate the appropriate changes that shall be made in Options or Stock Appreciation Rights, or rights to purchase Restricted Stock under the Plan, so as to preserve the value of any such Options, Stock Appreciation Rights or Restricted Stock. Any such adjustment in outstanding Options shall be made without changing the aggregate exercise price applicable to the unexercised portions of such Options. Any such adjustments in outstanding rights to purchase Restricted Stock shall be made without changing the aggregate purchase price of such Restricted Stock.

                  14. DURATION OF PLAN. Options may not be granted and Restricted Stock may not be sold or granted under the Plan after November 24, 2007.

                  15. AMENDMENT AND TERMINATION OF THE PLAN. Subject to the
Section 5.4 of the Recapitalization Agreement, dated as of October 8, 1997 and amended and restated as of October 27, 1997 (the "Recapitalization Agreement") between the Company and the Investors set forth on Schedule 1 to the Recapitalization Agreement, the Board may at any time amend, suspend or terminate the Plan. The Committee may amend the Plan or any Agreement issued hereunder to the extent necessary for any Option or Stock Appreciation Right granted or Restricted Stock sold or granted under the Plan to comply with applicable tax or securities laws. If the Board determines that the approval of such action by the stockholders of the Company is advisable or necessary for compliance with applicable securities law, tax law, stock exchange requirement or other applicable federal or state law, no such action of the Board or the Committee shall be permitted unless taken with or ratified by such approval.

                  No Option or Stock Appreciation Right may be granted or Restricted Stock sold or granted during any suspension of the Plan or after the termination of the Plan. No amendment, suspension or termination of the Plan or of any Agreement issued hereunder shall, without the consent of the affected holder of such Option or Stock Appreciation Right or Restricted Stock, adversely alter or otherwise impair any rights or obligations in any Option or Stock Appreciation Right or Restricted Stock theretofore granted or sold to such holder under the Plan.

                  16. NATURE OF PLAN. This Plan is intended to qualify as a compensatory benefit plan within the meaning of Rule 701 under the Act. This Plan is intended to constitute an unfunded arrangement for a select group of directors, management and other key employees.

                  17. CANCELLATION OF OPTIONS. Any Option granted under the Plan may be canceled at any time with the consent of the holder and a new Option may be granted to such holder in lieu thereof.

                  18. WITHHOLDING TAXES. Whenever Shares are to be issued with respect to the exercise of Options or amounts are to be paid or income earned with respect to Stock Appreciation Rights or Restricted Stock under the Plan, the Committee in its discretion may require the Participant to remit to the Company, prior to the delivery of any certificate or certificates for such Shares or the payment of any such amounts, all or any part of the amount determined in the Committee's discretion to be sufficient to satisfy federal, state and local withholding tax obligations (the "Withholding Obligation") that the Company or its counsel determines may arise with respect to such exercise, issuance or payment. Pursuant to a procedure established by the Committee or as set forth in the Agreement, the Participant may (i) request the Company to withhold delivery of a sufficient number of Shares or a sufficient amount of the Participant's compensation or (ii) deliver a sufficient number of previously-issued Shares, to satisfy the Withholding Obligation.

                                    EXHIBIT
                                    -------

                        EARNINGS BEFORE INTEREST, TAXES,
                          DEPRECIATION AND AMORTIZATION
                            (IN THOUSANDS OF DOLLARS)


                               (A)              (B)                 (C)
                                                               Cumulative
     Fiscal Year             Minimum          Target             Target
     -----------            --------          -------         -----------
        l998                  60,320           75,400            75,400
        l999                  75,120           93,900           169,300
        2000                  94,720          118,400           287,700
        2001                 107,840          134,800           422,500
        2002                 117,520          146,900           569,400

         Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") is defined as Consolidated Net Income (loss) of the Company and its subsidiaries as it would appear on a statement of income (loss), which shall (i) exclude or be adjusted otherwise for all acquisitions and additional equity contributions to the extent such acquisitions and/or equity contributions materially change target EBITDA for any particular Fiscal Year,(ii) reflect a reduction for all management and employment bonuses payable with respect to the Fiscal Year of the Company prepared in accordance with U.S. GAAP, consistently applied and (iii) be adjusted for any material Board approved amendment to the capital expenditure plan; plus (minus), to the extent such amounts are otherwise taken into account in determining EBITDA (prior to adjustment), the following:

                  1. Any provision (benefit) for taxes (including franchise taxes) deducted (added) in calculating such consolidated net income (loss); plus

                  2. Any interest expense (net of interest income), deducted in calculating such consolidated net income
                           (loss); plus

                  3. Amortization expenses deducted in calculating consolidated net income (loss); plus

                  4. Depreciation expense deducted in calculating consolidated net income (loss); plus

                  5.       Management fees paid to Investcorp; plus (minus)

                  6. Any unusual losses (gains) deducted (added) in calculating consolidated net income (loss). (Unusual items are intended to include transactions considered outside the ordinary course of business. EBITDA will be adjusted to eliminate the effects, if any, of such transactions, the intent being to calculate EBITDA as if such transactions had not occurred.); plus (minus)

                  7.       Any compensation expense (income) deducted
                           (added) in calculating consolidated net income (loss) attributable to transactions involving equity securities of the Company or its subsidiaries.

                  The Participant and his or her representative shall be provided reasonable opportunity to review the computation of EBITDA and reasonable access to the data and information supporting such computation, but the Board's determination shall be conclusive and binding.





                                       2